EXHIBIT 23.1

PHILIP H. SALCHI

CERTIFIED PUBLIC ACCOUNTANT

Member American Institute of Certified Public Accountants, SEC and Private Companies Practice Sections	Member Texas Society of Certified Public Accountants

September 22, 2005

Americana Publishing, Inc
Albuquerque, New Mexico

I hereby grant my permission to use the financial statements that have been audited by me, together with my opinion on such financial statements dated April 14, 2005, as of and for the years ended December 31, 2004 and 2003 in Form SB-2 (September 2005).

/s/  Philip H. Salchi, CPA

Philip H. Salchi, CPA
Houston Texas

11323 Olympia Drive, Houston, Texas 77077-5417 (281) 496-3020 Fax (281) 496 2446